                                                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-30328, No. 33-41769, No. 33-68896 and No.
333-16393) of Imperial Holly Corporation of our report dated November 17, 1997 relating to the financial statements of Savannah Foods & Industries, Inc. which appears in the Current Report on Form 8-K/A of Imperial Holly Corporation dated January 12, 1998.


Arthur Andersen LLP

Atlanta, Georgia
January 12, 1998